Exhibit 99.1

Spring Bank Pharmaceuticals Provides Corporate Update and Reports First Quarter Financial and Operational Results

Presented inarigivir 25 mg and 50mg cohorts from Phase 2 ACHIEVE trial in chronic hepatitis B patients at two scientific conferences

Continues to advance SB 11285, a next-generation STING agonist, towards clinical trial

HOPKINTON, Mass., April 27, 2018 – Spring Bank Pharmaceuticals, Inc. (Nasdaq: SBPH), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of viral infections, inflammatory diseases and certain cancers, today announced its 2018 first quarter financial results and provided an update on recent corporate and clinical developments.

“We believe that we continue to lead the field in the development of a simple, safe, and selective functional cure for chronic hepatitis B with our ongoing Phase 2 ACHIEVE trial involving our lead development candidate, inarigivir,” said Martin Driscoll, president and chief executive officer of Spring Bank Pharmaceuticals. “We presented compelling data on inarigivir at the recent APASL and International Liver Congress (EASL) meetings and expect to continue to disclose advancing data from our inarigivir clinical program at future scientific conferences. We are progressing the IND- and CTA-enabling programs for our next-generation STING agonist compound, SB 11285, with the goal to enter clinical trials later this year with the first STING agonist to be administered to patients intravenously. We are focused on the continued timely execution of our development plans.”

Recent Highlights

➢	Presented expanded inarigivir data from the ACHIEVE trial at the annual meeting of the European Association for the Study of the Liver (EASL) in Paris, France
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Highlighted combined results from the 24-week trial of both the 25mg and 50mg cohorts of Part A of the ongoing Phase 2 ACHIEVE trial examining the use of inarigivir soproxil followed by Viread® for the treatment of chronic hepatitis B virus (HBV)

o	Demonstrated significant reductions in viral markers, including HBV DNA, HBV RNA and HBsAg with favorable safety and tolerability profiles

➢	Presented 12 and 24-week inarigivir data from the ACHIEVE trial at the annual meeting of the Asian Pacific Association for the Study of the Liver (APASL) in New Delhi, India
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Continued to progress the IND and CTA-enabling programs for SB 11285 with the goal to enter the first oncology clinical trial later this year involving the intravenous route of administration of a STING agonist compound

➢	Appointed Timothy Clackson, Ph.D. to the Board of Directors

2018 First Quarter Financial Results

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Cash Position: Cash, cash equivalents and marketable securities were $47.2 million as of March 31, 2018, compared to cash, cash equivalents and marketable securities of $50.6 million as of December 31, 2017. Net cash used in operating activities for the three months ended March 31, 2018 was $6.2 million, compared to $4.1 million for the same period in 2017. Spring Bank anticipates that its existing cash, cash equivalents and marketable securities will enable it to fund its operating expenses and capital expenditure requirements into the fourth quarter of 2019, but will not be sufficient to fund the initiation of any Phase 3 trial for inarigivir, which could occur earlier than the fourth quarter of 2019.

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Operating Expenses: Total operating expenses for the three months ended March 31, 2018 were $6.2 million, which consisted of $4.0 million of research and development (R&D) expenses and $2.2 million of general and administrative (G&A) expenses.

➢	Net loss: The Company’s net loss for the three months ended March 31, 2018 was $4.9 million, or $0.37 per share, compared to $6.5 million for the three months ended March 31, 2017, or $0.69 per share.

About Spring Bank Pharmaceuticals

Spring Bank Pharmaceuticals is a clinical-stage biopharmaceutical company engaged in the discovery and development of a novel class of therapeutics using its proprietary small molecule nucleic acid hybrid (SMNH) chemistry platform. SMNH compounds are small segments of nucleic acids that the company designs to selectively target and modulate the activity of specific proteins implicated in various disease states. The company is developing its most advanced SMNH product candidate, inarigivir soproxil for the treatment of viral diseases, including hepatitis B virus (HBV) and other SMNH product candidates, including SB 11285, the company's lead immunotherapeutic agent for the treatment of selected cancers through the activation of the STimulator of Interferon Genes, or STING, pathway. For more information, please visit www.springbankpharm.com.

Forward-Looking Statements

Statements in this press release about Spring Bank's future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the company having sufficient funds to enable it to fund its operating expenses and capital expenditure requirements into the fourth quarter of 2019, the anticipated timeline for conducting the first clinical trial for SB 11285 and the outcome of the clinical development of any of its product candidates, including inarigivir.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether Spring Bank’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether Spring Bank’s product candidates will advance through the clinical trial process on a timely basis, or at all; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether Spring Bank's product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; and other factors discussed in the "Risk Factors" section of Spring Bank's Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission (SEC) on February 20, 2018, and in other filings Spring Bank makes with the SEC from time to time.

In addition, the forward-looking statements included in this press release represent Spring Bank’s views as of the date hereof. Spring Bank anticipates that subsequent events and developments will cause Spring Bank’s views to change. However, while Spring Bank may elect to update these forward-looking statements at some point in the future, Spring Bank specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spring Bank’s views as of any date subsequent to the date hereof.

Contacts

For investor inquires:

Spring Bank Pharmaceuticals, Inc.

Jonathan Freve

Chief Financial Officer

(508) 473-5993

LifeSci Advisors, LLC

Andrew McDonald, Ph.D.

(646) 597-6987

Andrew@lifesciadvisors.com

Spring Bank Pharmaceuticals, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2018	2017
	(unaudited)
Cash and cash equivalents	$23,838	$23,649
Short and long-term marketable securities	23,321	26,906
Other assets	1,951	1,786
Total assets	$49,110	$52,341

Warrant liabilities	$11,926	$13,128
Other liabilities	3,815	4,465
Total liabilities	15,741	17,593
Total stockholders’ equity	33,369	34,748
Total liabilities and stockholders' equity	$49,110	$52,341

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Operating expenses:
Research and development	$3,977	$2,527
General and administrative	2,223	1,987
Total operating expenses	6,200	4,514
Loss from operations	(6,200)	(4,514)
Interest income	134	41
Change in fair value of warrant liabilities	1,202	(2,027)
Net loss	(4,864)	(6,500)
Unrealized loss on marketable securities	—	3
Comprehensive Loss	(4,864)	(6,497)
Net loss per common share – basic and diluted	$(0.37)	$(0.69)
Weighted-average number of shares outstanding – basic and diluted	12,991,532	9,416,259

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